EXHIBIT 99

NEWS RELEASE

CONTACT:
Jean Fontana
646-277-1214
(Jean.Fontana@icrinc.com)

Stage Stores Reports Third Quarter Results

HOUSTON, TX, November 20, 2018 - Stage Stores, Inc. (NYSE: SSI) today reported results for the third quarter ended November 3, 2018, and updated guidance for fiscal year 2018. For the third quarter, Gordmans off-price stores comparable sales increased 9.9%, department stores comparable sales decreased 5.5%, and total company comparable sales decreased 2.8%. On a shifted comparable sales basis, comparing the thirteen weeks ending November 3, 2018 and November 4, 2017, off-price increased 10.3%, department stores decreased 4.1%, and total company decreased 1.5%. Loss before income tax was $31.4 million compared to a loss before income tax of $30.3 million in the third quarter 2017. EBIT was $(28.0) million compared to $(28.3) million in the third quarter 2017.

“We remain extremely pleased with our off-price results, with third quarter comparable sales increasing about 10%. We also saw very strong results in the eight department stores we converted to off-price during the quarter, particularly in the smaller markets which make up the majority of our store base” stated Michael Glazer, Chief Executive Officer. “In addition, our e-commerce business once again grew double digits. Excess availability under our credit facility at the end of the quarter was $95 million, consistent with the end of the second quarter and in line with our end of year expectations. Looking ahead, our inventory content and levels are well positioned, including lower clearance ownership.

We are thrilled about our new relationship with thredUP, the world’s largest online consignment and thrift store. The thredUP pop-up shops, which were recently launched in a select group of our off-price and department stores, will drive traffic and new guests to discover amazing deals on an expanded assortment of great designer and specialty brands.”

Mr. Glazer continued, “For the all-important fourth quarter, we are committed to being her holiday destination with our largest assortment ever in home, gifts, beauty, and toys. In department stores, home continues to be our top performing business as we build on our expertise from off-price and look to dramatically increase the business going forward. In Gordmans off-price, we anticipate another quarter of double digit comparable sales growth. Online, we expect to have a record breaking e-commerce quarter from a sales and penetration perspective.”

The company also announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share on its common stock, payable on December 19, 2018 to shareholders of record at the close of business on December 4, 2018.

Third Quarter Results
Third quarter 2018 results compared to third quarter 2017 results were as follows:

•	Net sales were $347 million compared to $357 million

•	Comparable sales increased 9.9% in off-price, decreased 5.5% for department stores, and decreased 2.8% for total company

•	Shifted comparable sales increased 10.3% in off-price, decreased 4.1% for department stores, and decreased 1.5% for total company

•	Net loss was $31.4 million compared to a net loss of $17.7 million

•	Tax rate of 0% due to a full valuation allowance, which negatively impacted 2018 EPS by $0.46 per diluted share, or net loss by $13 million compared to 2017

•	Loss per share was $1.11 compared to a loss per share of $0.64

•	EBIT was $(28.0) million compared to $(28.3) million

•	EBITDA was $(14.0) million compared to $(12.0) million

2018 Guidance
The company updated its annual guidance to reflect the softer underlying department store trends while incorporating its optimism around off-price and department store home expansion, which are both expected to more materially benefit total company results in 2019 and beyond.

For 2018, the company detailed the following fourth quarter guidance components and updated the following annual guidance:

Guidance	Q4 2018	FY 2018
Net Sales	$529 million to $544 million	$1,590 million to 1,605 million
Comparable Sales	-1% to +2%	-1.5% to -0.5%
Net Income (Loss)	$21 million to $26 million	$(59) million to $(54) million
Earnings (Loss) per diluted share	$0.65 to $0.80	$(2.10) to $(1.90)
EBIT	$24 million to $29 million	$(47) million to $(42) million
EBITDA	$37 million to $42 million	$10 million to $15 million

•
Tax rate of 0% due to a full valuation allowance, which is expected to negatively impact full year 2018 loss per share by $0.51 to $0.56 per share, or net loss by $14 million to $16 million compared to 2017

•	Open one new Gordmans off-price store, convert nine department stores to Gordmans off-price stores, and close 35 to 40 department stores.

For fiscal 2018, the company reaffirmed the following guidance:

•	Capital expenditures of $30 million to $35 million

Revenue Recognition
During the first quarter of 2018, the company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606).  As a result of the adoption, the condensed consolidated statements of operations reflect the reclassification of credit income related to the company’s private label credit card program from selling, general and administrative expenses to revenue. The condensed consolidated balance sheets and condensed consolidated statements of cash flows reflect the reclassification of the asset for the right to recover sales return merchandise from merchandise inventories to prepaid expenses and other current assets. The company adopted the standard using the full retrospective method, and the condensed consolidated statements of operations, balance sheets and cash flows for the prior year periods have been restated.

Conference Call / Webcast Information
The company will post a pre-recorded conference call today at 8:30 a.m. Eastern Time to discuss its results and guidance. Interested parties may access the company’s call by dialing 866-393-5631 and providing conference ID 2860079. Alternatively, interested parties may listen to an audio webcast of the call through the Investor Relations section of the company’s website (corporate.stage.com) under the “Webcasts” caption. A replay of the call will be available online through December 26, 2018.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of November 20, 2018, the company operates in 42 states through 754 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 68 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the company’s website at corporate.stage.com.

Use of Non-GAAP / Adjusted Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of company operating performance across periods. This release includes earnings (loss) before interest and taxes (“EBIT”) and earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the company and its customers, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its public announcements and SEC filings.

(Tables to follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	November 3, 2018		October 28, 2017
			As Adjusted
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$347,100	100.0%	$357,236	100.0%
Credit income	13,324	3.8%	13,670	3.8%
Total revenues	360,424	103.8%	370,906	103.8%
Cost of sales and related buying, occupancy and distribution expenses	278,665	80.3%	285,542	79.9%
Selling, general and administrative expenses	109,774	31.6%	113,706	31.8%
Interest expense	3,350	1.0%	2,001	0.6%
Loss before income tax	(31,365)	(9.0)%	(30,343)	(8.5)%
Income tax benefit	(12)	—%	(12,621)	(3.5)%
Net loss	$(31,353)	(9.0)%	$(17,722)	(5.0)%

Loss per share:
Basic	$(1.11)		$(0.64)
Diluted	$(1.11)		$(0.64)

Weighted average shares outstanding:
Basic	28,261		27,602
Diluted	28,261		27,602

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	November 3, 2018		October 28, 2017
			As Adjusted
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$1,060,623	100.0%	$1,042,924	100.0%
Credit income	43,143	4.1%	39,788	3.8%
Total revenues	1,103,766	104.1%	1,082,712	103.8%
Cost of sales and related buying, occupancy and distribution expenses	847,213	79.9%	816,071	78.2%
Selling, general and administrative expenses	327,965	30.9%	328,976	31.5%
Interest expense	8,253	0.8%	5,505	0.5%
Loss before income tax	(79,665)	(7.5)%	(67,840)	(6.5)%
Income tax expense (benefit)	288	—%	(24,873)	(2.4)%
Net loss	$(79,953)	(7.5)%	$(42,967)	(4.1)%

Loss per share:
Basic	$(2.85)		$(1.57)
Diluted	$(2.85)		$(1.57)

Weighted average shares outstanding:
Basic	28,059		27,468
Diluted	28,059		27,468

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

		February 3, 2018	October 28, 2017
	November 3, 2018	As Adjusted	As Adjusted
ASSETS
Cash and cash equivalents	$25,825	$21,250	$30,330
Merchandise inventories, net	602,283	438,377	576,367
Prepaid expenses and other current assets	47,181	52,407	54,642
Total current assets	675,289	512,034	661,339

Property, equipment and leasehold improvements, net	229,942	252,788	260,870
Intangible assets	17,135	17,135	17,135
Other non-current assets, net	23,152	24,449	28,237
Total assets	$945,518	$806,406	$967,581

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$190,070	$145,991	$214,783
Current portion of debt obligations	3,555	2,985	3,025
Accrued expenses and other current liabilities	80,320	64,442	74,068
Total current liabilities	273,945	213,418	291,876

Long-term debt obligations	345,840	180,350	268,969
Other long-term liabilities	62,809	68,524	70,052
Total liabilities	682,594	462,292	630,897

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 33,458, 32,806 and 32,794 shares issued, respectively	335	328	328
Additional paid-in capital	422,539	418,658	416,422
Treasury stock, at cost, 5,175 shares, respectively	(43,527)	(43,298)	(43,248)
Accumulated other comprehensive loss	(5,731)	(5,177)	(5,021)
Accumulated deficit	(110,692)	(26,397)	(31,797)
Total stockholders' equity	262,924	344,114	336,684
Total liabilities and stockholders' equity	$945,518	$806,406	$967,581

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	November 3, 2018	October 28, 2017
		As Adjusted
Cash flows from operating activities:
Net loss	$(79,953)	$(42,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of long-lived assets	44,135	49,300
Impairment of long-lived assets	1,070	176
Gain on retirements of property, equipment and leasehold improvements	(505)	(926)
Deferred income taxes	—	(6,065)
Stock-based compensation expense	3,854	6,191
Amortization of debt issuance costs	248	216
Deferred compensation obligation	229	(38)
Amortization of employee benefit related costs and pension settlement charge	850	1,011
Construction allowances from landlords	757	1,228
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(163,906)	(136,247)
Decrease (increase) in other assets	4,910	(10,941)
Increase in accounts payable and other liabilities	51,394	120,137
Net cash used in operating activities	(136,917)	(18,925)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(21,793)	(25,342)
Proceeds from insurance and disposal of assets	2,349	2,404
Business acquisition	—	(36,144)
Net cash used in investing activities	(19,444)	(59,082)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	481,384	426,308
Payments of revolving credit facility borrowings	(338,100)	(318,851)
Proceeds from long-term debt obligation	25,000	—
Payments of long-term debt obligations	(2,224)	(5,626)
Payments of debt issuance costs	(358)	(8)
Payments for stock related compensation	(424)	(192)
Cash dividends paid	(4,342)	(7,097)
Net cash provided by financing activities	160,936	94,534
Net increase in cash and cash equivalents	4,575	16,527

Cash and cash equivalents:
Beginning of period	21,250	13,803
End of period	$25,825	$30,330

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following tables reconcile earnings (loss) before interest and taxes (“EBIT”) and earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), non-GAAP financial measures, to the most directly comparable GAAP measure, net loss.

Third quarter and year-to-date 2018 compared to third quarter and year-to-date 2017 (amounts in thousands):

	Three Months Ended		Nine Months Ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Net loss (GAAP)	$(31,353)	$(17,722)	$(79,953)	$(42,967)
Interest expense	3,350	2,001	8,253	5,505
Income tax expense (benefit)	(12)	(12,621)	288	(24,873)
EBIT (non-GAAP)	$(28,015)	$(28,342)	$(71,412)	$(62,335)
Depreciation and amortization	13,988	16,299	44,135	49,300
EBITDA (non-GAAP)	$(14,027)	$(12,043)	$(27,277)	$(13,035)

Fourth quarter and fiscal 2018 guidance range (amounts in millions):

	Fourth Quarter 2018		Fourth Quarter
	Low	High	2017
Net income (GAAP)	$21	$26	$6
Interest expense	3	3	2
Income tax expense	—	—	12
EBIT (non-GAAP)	$24	$29	$20
Depreciation and amortization	13	13	16
EBITDA (non-GAAP)	$37	$42	$36

	Fiscal 2018
	Low	High	Fiscal 2017
Net loss (GAAP)	$(59)	$(54)	$(37)
Interest expense	11	11	7
Income tax expense (benefit)	1	1	(13)
EBIT (non-GAAP)	$(47)	$(42)	$(43)
Depreciation and amortization	57	57	66
EBITDA (non-GAAP)	$10	$15	$23